UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

Sprinklr, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40528	45-4771485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue 12th Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00003 per share	CXM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2025, Marlise Ricci notified Sprinklr, Inc. (the “Company”) of her decision to step down as the Company’s Chief Accounting Officer and principal accounting officer, effective as of August 15, 2025 (the “Effective Date”).

In connection with Ms. Ricci’s decision to step down, on August 8, 2025, the Board appointed Manish Sarin, the Company’s Chief Financial Officer and principal financial officer, as the Company’s principal accounting officer, effective as of the Effective Date.

The biography for Mr. Sarin is contained in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on May 2, 2025. There is no arrangement or understanding between Mr. Sarin and any other person pursuant to which he was selected as the Company’s principal accounting officer, and there is no family relationship between Mr. Sarin and any of the Company’s other executive officers or directors. There are no transactions between Mr. Sarin and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprinklr, Inc.

By:	/s/ Jacob Scott
Jacob Scott
General Counsel & Corporate Secretary

Dated: August 11, 2025